POWER OF ATTORNEY

	Know all men by these presents, that the

undersigned hereby constitutes and appoints each of Daniel A. Ninivaggi,

Daniel G. Gordon,  Laurie M. Harlow, Karen M. Rosbury, Bruce A. Toth,

Elizabeth A. Nemeth, Erik B. Lundgren, Maria C. Guiao and Mary Mooney

signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the

undersigned’s capacity as an officer and/or director of Lear

Corporation (the "Company"), (i) Forms 3, 4, 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and (ii) Forms 144 in accordance with the Securities Act of

1933, as amended, and the rules thereunder;

2.	do and perform any
and
all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form 144 and timely file such form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and


3.	take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned
hereby grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934 or Rule 144 of the Securities Act of
1933.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of February, 2006.

/S/ Matthew Simoncini

________________________
Matthew
Simoncini

STATE OF MICHIGAN

COUNTY OF WAYNE

	On
this 23rd day of February, 2006, Matthew
Simoncini personally appeared
before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN
WITNESS WHEREOF, I have
hereunto set my hand and official seal.


/S/ Karen M.
Rosbury
_____________________________________________

Karen M.
Rosbury, Notary Public
Wayne County, MI acting in Oakland
County, MI

My Commission Expires: 04/15/2012